Exhibit 4.6

ZQ|CERT#|COY|CLS|RGSTRY|ACCT#|TRANSTYPE|RUN#|TRANS# COMMON STOCK PAR VALUE $0.001 COMMON STOCK THIS CERTIFICATE IS TRANSFERABLE IN CANTON, MA, JERSEY CITY, NJ AND COLLEGE STATION, TX AEROHIVE NETWORKS, INC. INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE THIS CERTIFIES THAT is the owner of FULLY-PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF Aerohive Networks, Inc. (hereinafter called the “Company”), transferable on the books of the Company in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby, are issued and shall be held subject to all of the provisions of the Certificate of Incorporation, as amended, and the By-Laws, as amended, of the Company (copies of which are on file with the Company and with the Transfer Agent), to all of which each holder, by acceptance hereof, assents. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar. Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers. DATED DD-MMM-YYYY COUNTERSIGNED AND REGISTERED: COMPUTERSHARE TRUST COMPANY, N.A. TRANSFER AGENT AND REGISTRAR, Chief Executive Officer By AUTHORIZED SIGNATURE CUSIP XXXXXX XX X Holder ID XXXXXXXXXX Insurance Value 1,000,000.00 Number of Shares 123456 DTC 12345678 123456789012345 Certificate Numbers Num/No. Denom. Total 1234567890/1234567890 1 1 1 1234567890/1234567890 2 2 2 1234567890/1234567890 3 3 3 1234567890/1234567890 4 4 4 1234567890/1234567890 5 5 5 1234567890/1234567890 6 6 6 Total Transaction 7